UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2020

ACQUIRED SALES CORP.

(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In response to the coronavirus (COVID-19) pandemic the U.S. Small Business Administration (the “SBA”) is making available low-interest rate loans to qualified small businesses under its Economic Injury Disaster Loan program (the “EIDL”). Lifted Liquids, Inc. d/b/a Lifted Made (“Lifted”), a wholly owned subsidiary of Acquired Sales Corp. (“AQSP”) has applied for a loan under the EIDL. Lifted also applied for and received a loan (the “Loan”) under the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which was enacted March 27, 2020. The Loan was issued by BMO Harris Bank (the “Lender”) in the aggregate principal amount of $149,622.50 and evidenced by a promissory note (the “Note”), dated April 14, 2020 issued by Lifted to the Lender. The Note matures on April 14, 2022. The Note bears interest at a rate of 1.00% per annum, payable monthly commencing on November 14, 2020, following an initial deferral period as specified under the PPP. The Note may be prepaid by Lifted at any time prior to maturity with no prepayment penalties. Proceeds from the Loans will be available to Lifted to fund designated expenses, including certain payroll costs and other permitted expenses, in accordance with the PPP. Under the terms of the PPP, up to the entire amount of principal and accrued interest may be forgiven to the extent the Loan proceeds are used for qualifying expenses as described in the CARES Act and applicable implementing guidance issued by the U.S. Small Business Administration under the PPP. AQSP intends that Lifted would use its entire Loan amount for designated qualifying expenses and to apply for forgiveness of the Loan in accordance with the terms of the PPP. No assurance can be given that Lifted will obtain forgiveness of the Loan in whole or in part.

With respect to any portion of the Loan that is not forgiven, the Loan will be subject to customary provisions for a loan of this type, including customary events of default relating to, among other things, payment defaults, breaches of the provisions of the Note.

As of April 21, 2020, and including the full funding of borrowing under the above referenced PPP Loan, there was cash on hand of $458,394 at Lifted and $413,396 at AQSP, for a total consolidated cash on hand amount of $871,790, $149,622.50 of which stem from the above referenced PPP Loan.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements concerning AQSP’s expectations, anticipations, intentions, or beliefs regarding the Loan. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including financial market conditions; actions by the Loan parties; changes by the Small Business Association or other governmental authorities regarding the CARES Act, the Payroll Protection Program or related administrative matters; AQSP’s and Lifted’s ability to comply with the terms of the Loan and the CARES Act, including to use the proceeds of the Loan as described herein; and other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of AQSP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2020, and subsequent filings. AQSP undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

/s/ Gerard M. Jacobs

Gerard M. Jacobs

Chief Executive Officer

Dated:  April 21, 2020